Exhibit 10-31

AMENDMENT No. 1
to
DIRECTOR SHARE PLAN
of
NEW YORK STATE ELECTRIC & GAS CORPORATION

     The Director Share Plan (the "Plan") of New York State Electric & Gas Corporation, amended and restated effective June 1, 1998, is hereby amended as follows:

1.     Effective June 1, 2000, Section B of Article VI of the Plan is hereby amended to read in its entirety as follows:

"In addition, commencing July 1, 2000 and on each October 1, January 1, April 1 and July 1 thereafter, 400 Phantom Shares will be granted to each Director who is a Plan Participant as of that date.